EXHIBIT 11


CELSION CORPORATION
COMPUTATION OF EARNINGS PER SHARE

    ----------------------------------------------------- ------------------------------------------------
                                                                    Six Months Ended March 31,
    ----------------------------------------------------- ------------------------- ----------------------
                                                                    2002                    2001
    Net (loss) income                                           $(5,394,665)            $(2,953,008)
    ----------------------------------------------------- ------------------------- ----------------------

    Net (loss) income per common share*                         $     (0.06)            $     (0.04)
    ----------------------------------------------------- ------------------------- ----------------------

    Weighted average shares outstanding                          84,008,495              67,775,376
    ----------------------------------------------------- ------------------------- ----------------------



* Common stock equivalents have been excluded from the calculation of net loss per share as their inclusion would be anti-dilutive.

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